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                                 Exhibit 10.42


                 AMENDMENT NO. 1 TO THE 1994 STOCK OPTION PLAN

                           OF LIFELINE SYSTEMS, INC.



     The third sentence of Section 3 of the 1994 Stock Option Plan (the "Plan") of Lifeline Systems, Inc., which states "The maximum number of shares with respect to which options may be granted to any employee during the term of the Plan shall not exceed 75,000 shares of common stock," is hereby amended and restated in its entirety, subject to stockholder approval, to provide as follows:

          "Subject to adjustment as provided in Section 14 below, the maximum number of shares with respect to which options may be granted to any employee under the Plan shall not exceed 50,000 shares of common stock during any calendar year."

     Section 4 of the Plan is hereby amended, subject to stockholder approval, to increase from 300,000 to 600,000 the number of shares of Common Stock authorized for issuance and sale under the Plan.



                                    Adopted by the Board of
                                 Directors on January 31, 1996